Exhibit 10.21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

AMENDED AND RESTATED

JOINT VENTURE AGREEMENT

This AMENDED AND RESTATED JOINT VENTURE AGREEMENT (this “Agreement”) is entered into as of May 14, 2020 (the “Effective Date”) by and between Volkswagen Group of America, Inc., a New Jersey corporation (“VWGoA”), Volkswagen Group of America Investments, LLC, a Delaware limited liability company, VWGoA’s Affiliate and designated member in the JV Entity (“VW Member”), QuantumScape Corporation, a Delaware corporation (“QS”), and QSV Operations LLC, a Delaware limited liability company (the “JV Entity”). Each of VWGoA, VW Member, QS and the JV Entity may be individually referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

WHEREAS, on September 11, 2018, the Parties entered into a joint venture agreement with respect to the cooperation outlined above (the “Initial JVA”). In the context of a QS Series F financing round, it is intended to amend and/or restate certain of the Transaction Agreements, including the Initial JVA, as set forth herein;

WHEREAS, the Parties desire to partner together on a pilot production line to enable VWGoA and its Affiliates to be the first to market with a solid-state battery-equipped vehicle based on QS technology and to provide VWGoA and its Affiliates with the opportunity to be the first to build a gigafactory scale mass industrialisation;

WHEREAS, the Parties further desire to combine all competences and resources necessary to industrialize QS solid state battery technology and to master and speed up all steps taking it from A-sample level to gigafactory size mass production of the product;

WHEREAS, VWGoA seeks first and fast market penetration of battery electric vehicles with leading solid-state battery technology delivering high level energy density, fast charging capability, inherent safety and market leading cost level;

WHEREAS, QS seeks market entry for its solid-state battery technology, to develop mass market maturity on automotive quality level and production processes, and to strengthen its relationship with VWGoA and its Affiliates;

WHEREAS, QS further seeks to commercialize its unique automotive solid-state battery technology as rapidly as possible;

WHEREAS, it is the intention of the Parties to complete the [***] and proceed with the Phase 2 Commitment; [***];

WHEREAS, the Parties desire to establish a joint venture to pursue the objectives referenced above and, in connection therewith, desire to enter into this Agreement to define their respective roles and responsibilities regarding such joint venture; and

WHEREAS, the parties have agreed that it is desirable to have certain employees of VWGoA or QS, respectively, provide services to the JV Entity pursuant to a secondment arrangement within the United States so that such workforce can provide the required services to the JV Entity, in accordance with the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. The following capitalized terms shall have the meanings specified in this Section 1:

a.	“[***] Cell” means [***].

b.	“[***] Validation” means that [***].

c.	“Additional Facility Preferred Output Right” has the meaning set forth in Section 3.5.2.2.

d.

“Affiliate” means, with respect to any Person, any other party now or in the future directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to an Entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Entity, whether through the ownership of at least fifty percent (50%) of voting securities, by contract or otherwise (and, for the avoidance of doubt, direct or indirect ownership of fifty percent (50%) of the voting securities of an Entity shall constitute control of such Entity). An Entity will cease to be an Affiliate effective upon the date such control relationship no longer exists.

e.	“Agreement” has the meaning set forth in the introductory paragraph hereto.

f.	“Asset Purchase Date” has the meaning set forth in Section 3.7.1.

g.	“Automotive Battery Cell(s)” means [***].

h.	“Automotive OEM” means [***].

i.

“Automotive Vehicle(s)” means automotive vehicles, including passenger vehicles, trucks, commercial vehicles, and motorcycles, or for use in any other vehicles of a type manufactured by VWGoA or any of its Affiliates now or in the future anywhere in the world.

j.	“[***] Cell” means [***]; provided, however, that [***].

k.	“[***] Validation” means [***].

l.

“Background Technology” means IP that is owned or controlled by a Party or its Affiliate prior to or outside of the work performed, or to be performed by the Party under this Agreement or the Transaction Agreements and that is: [***].

m.	“Background Technology Improvements” means any Improvements that derive from or pertain to [***].

n.	“Battery Cell” means a battery cell consisting of, [***].

o.	“Battery Cell IP” means [***].

[***].

p.	“[***] Specifications” has the meaning, and shall be determined in accordance with the provisions, set forth in Exhibit 1.

q.	“Battery Module” means [***].

r.	“[***] IP” means all IP related to [***].

s.	“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in San Jose, California or Wolfsburg, Germany.

t.	“Business Plan” has the meaning set forth in the LLC Agreement.

u.	“[***] Cell” means [***]; provided, however, that [***].

v.	“[***] Validation” means [***].

w.	“Change of Control” has the meaning set forth in the LLC Agreement.

x.	“Change of Control Notice” has the meaning set forth in Section 9.1(b).

y.	“Chief Compliance Officer” has the meaning set forth in Section 8.6.

z.	“CMS” has the meaning set forth in Section 8.5.

aa.	“[***] IP” means all [***].

bb.	“Common IP License Agreements” means the intellectual property license agreements pursuant to which [***].

cc.	“Compliance Laws” has the meaning set forth in Section 8.1.

dd.	“Confidential Information” has the meaning set forth in Section 7.1 and includes unpublished Battery Cell IP.

ee.	“Cost Verification Expert” has the meaning set forth in Section 3.2(b).

ff.	“Decline Notice” has the meaning set forth in Section 3.5.2.3.

gg.	“Disclosing Party” has the meaning set forth in Section 7.1.

hh.	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

ii.	“Engineering Line” means the engineering line operated by QS in San Jose, California.

jj.	“Entity” means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative, association or other form of organization.

kk.	“Factory-in-Factory Approach” has the meaning set forth in Section 3.2(b).

ll.	“German JV Entity” has the meaning set forth in Section 3.1.4.1.

mm.

“Home Company” means the Entity an employee is primarily contracted with, irrespective if this employee is assigned or seconded to another Entity, whether to the JV Entity or VW Member or QS or any Affiliate of any of the aforementioned, as the case may be.

nn.	“Improvement” means any significant innovation, modification or improvement to IP.

oo.	“Initial Capital Contributions” has the meaning set forth in the LLC Agreement.

pp.	“Initial JVA” has the meaning set forth in the Preamble of this Agreement.

qq.

“IP” means all intellectual property rights anywhere in the world that are owned, licensed or licensable (or which become owned or licensable during the Term) including, without limitation, patents, utility models, patent or utility model applications, and all other patent rights, copyrights, trade secrets, and all other intellectual property rights (including any available rights pursuant to provisional patent applications), but excluding trademarks and trade names.

rr.	“JV Entity” has the meaning set forth in the introductory paragraph hereto.

ss.	“[***] Technology” has the meaning set forth in the Phase 1 License Agreement.

tt.	“LLC Agreement” means the Limited Liability Company Agreement of the JV Entity by and between VW Member and QS Member, in substantially the form attached hereto as Exhibit 3.

uu.	“Manufacturing Facility” means an Automotive Battery Cell manufacturing facility established anywhere in the world designed to produce a minimum of [***].

vv.	“Members” has the meaning set forth in the LLC Agreement.

ww.	“Negotiation Longstop Date” has the meaning set forth in Exhibit 1.

xx.

“Notification” means a writing containing the information required by this Agreement to be communicated to any Person, as provided in Section 9.6 hereof, and “Written” and “Writing” shall be understood accordingly.

yy.	“Other IP” means [***].

zz.	“[***] License” has the meaning set forth in Section 5.4.

aaa.	“Party” means each of VWGoA, VW Member, QS and the JV Entity individually, and “Parties” means VWGoA, VW Member, QS and the JV Entity collectively.

bbb.	“Person” means any individual, Entity, or government or other agency or political subdivision thereof, and the successors and assigns of such Person.

ccc.	“Phase 1 Assets” shall have the meaning set forth in Section 3.7.1.1.

ddd.	“Phase 1 Capital Contributions” means payment of [***].

eee.

“Phase 1 License Agreement” means the intellectual property license agreement pursuant to which QS is licensing the Licensed Technology to the JV Entity in substantially the form attached hereto as Exhibit 4.

fff.	“[***] Payment Date” means completion of: [***].

ggg.

“Phase 1 Pilot Line” means a pilot line located in the United States or Germany as determined pursuant to Section 3.1.1 for the production of [***], designed for a minimum capacity of ca. (5,000 vehicles per year * 100 kWh/vehicle) 500 MWh per year and a maximum capacity of 1,000 MWH (10,000 vehicles) per year using a modular approach.

hhh.	“Phase 1 Pilot Line Termination Date” has the meaning set forth in Section 3.6.

iii.	“[***] Trigger” means that each of the following conditions have been satisfied: [***].

jjj.	“Phase 1 Trigger Additional Capital Contribution” has the meaning set forth in the LLC Agreement.

kkk.	“Phase 1 Trigger Date” means the date that all of the conditions of the Phase 1 Trigger have been completed.

lll.	“Phase 1 VW Series Production Vehicle” has the meaning set forth in the Phase 1 Trigger definition.

mmm.	“Phase 1 VW Series Production Vehicle SOP Date” has the meaning set forth in Section 3.6.

nnn.	“Phase 2 Amendments” has the meaning set forth in Section 4.1.

ooo.	“Phase 2 Commitment” has the meaning set forth in Section 4.1.

ppp.	“Phase 2 JV Entity” has the meaning set forth in Section 4.1.

qqq.	“Phase 2 License” means [***].

rrr.

“Phase 2 Gigafactory” means a manufacturing facility in Germany (the exact location of which to be determined by the VW Member in its sole discretion, after consultation with QS) oriented towards the production of QS Battery Cells to satisfy VW AG and its Affiliates’ demand with an intended nominal capacity of 20 GWh/year (and a minimum capacity of 100k vehicles*100kWh/year = 10 GWh/year), with such capacity to be finally determined by the Members taking into account, inter alia, the JV Entity’s debt service requirements.

sss.	“Pilot Line Priority Treatment” has the meaning set forth in Section 3.2(a).

ttt.	“Pre-Phase 1 Additional Capital Contribution” has the meaning set forth in the LLC Agreement.

uuu.	“Preferred Output Period” has the meaning set forth in Section 3.5.2.2.

vvv.	“Procurement Contracts” means: [***].

www.	[***].

xxx.	“QS” has the meaning set forth in the introductory paragraph hereto.

yyy.	“QS Battery Cell(s)” means [***].

zzz.	“QS Member” means QS.

aaaa.	“QS Purchased Assets” has the meaning as set forth in Section 3.7.1.1.

bbbb.	“Recipient” has the meaning set forth in Section 7.1.

cccc.	“Representative” has the meaning set forth in the LLC Agreement.

dddd.	“Remaining Assets” has the meaning as set forth in Section 3.7.1.1.

eeee.	“RMS/ICS” has the meaning set forth in Section 8.5.

ffff.

“Seconded Employee” means any employee employed by VW Member, any of its Affiliates or QS, as the case may be (irrespective of whether this is primarily on an assignment basis or not) and who is, with the approval of the JV Entity, seconded from VW Member, its applicable Affiliate or QS, as the case may be, to the JV Entity, excluding any other employee of VW Member, its Affiliates or QS, as the case may be, who may provide incidental services to the JV Entity from time to time.

gggg.

“Secondment Costs” means, unless otherwise agreed to by VW Member, its applicable Affiliate or QS, as the case may be, on the one hand, and the JV Entity, on the other hand, the cost of the Seconded Employee as detailed in writing between VW Member, its applicable Affiliate or QS, as the case may be, on the one hand, and the JV Entity, on the other hand, in advance of any employment by the JV Entity. The JV Entity shall not be responsible for any costs or expenses of a Seconded Employee, unless such cost is detailed as set forth in the preceding sentence.

hhhh.	“Secondment Period” means the period during which a Seconded Employee is seconded to the JV Entity on a full-time basis.

iiii.	“Selected Asset” has the meaning set forth in Section 3.7.1.2.

jjjj.	“Separator(s)” has the meaning set forth in the definition of “Solid State Separator(s)”.

kkkk.	“Separator Cost” has the meaning set forth in Section 3.2.

llll.	“Separator Procurement Contract” means the agreement between QS and the JV Entity pursuant to which [***].

mmmm.	“Shortfall Event” has the meaning set forth in Section 3.5.2.4.

nnnn.	“Solid State Separator(s)” or “Separator(s)” means [***]. For the purposes of this definition, [***].

oooo.	“Term” has the meaning set forth in the Phase 1 License Agreement.

pppp.	“Transaction Agreements” means each of: (i) this Agreement; (ii) the LLC Agreement; (iii) the Phase 1 License Agreement; and (iv) the Common IP License Agreements.

qqqq.	“Vehicle Battery” means a unit of multiple Battery Modules, whether of the same or different kinds.

rrrr.	“VW AG” means Volkswagen AG.

ssss.	“[***]” has the meaning set forth in Section 3.3(a).

tttt.	“[***]” has the meaning set forth in Section 3.4.

uuuu.	“VW Member” has the meaning set forth in the introductory paragraph hereto.

vvvv.	“VW Phase 1 Contribution” has the meaning set forth in Section 4.3.

wwww.	“VWGoA” has the meaning set forth in the introductory paragraph hereto.

xxxx.	“Written” has the meaning set forth in the definition of “Notification”.

yyyy.	“Writing” has the meaning set forth in the definition of “Notification”.

2. Transaction Agreements.

Transaction Agreements. Simultaneously with the Parties’ execution and delivery of this Agreement, the concerned Parties or their respective Affiliates shall enter into each of the other Transaction Agreements.

3. Phase 1 Business Activities of the Joint Venture.

3.1 Pre-Phase 1 Trigger Activities. With respect to the planning of and preparation for the Phase 1 Pilot Line, the Parties agree as follows:

3.1.1 The Phase 1 Pilot Line shall be located in either the United States or Germany. The exact location of the Phase 1 Pilot Line shall be determined by the VW Member in its sole discretion, but taking into account the anticipated location of the Phase 2 Gigafactory, which determination shall be made by Written notice thereof to QS by no later than December 31, 2020.

3.1.2 Prior to the Phase 1 Trigger Date, after all required merger control clearances have been obtained, and subject to the limitations of the Initial Capital Contributions, the JV Entity shall: [***].

3.1.3 The JV Entity shall, [***].

3.1.4 In the event that VW Member, pursuant to the provisions of Section 3.1.1 decides that the Phase 1 Pilot Line shall be located in Germany, the following shall apply:

3.1.4.1 The joint venture shall, subject to the Members’ reasonable tax planning, be operated out of an appropriate German corporate entity (“German JV Entity”) which shall replace the JV Entity and, to the extent necessary to further the contemplated operations of the business, take assignment of JV Entity’s assets and assume its liabilities to the maximum extent possible.

3.1.4.2 The German JV Entity shall be owned by the Members in equal proportions (i.e., 50:50), and its governance arrangements and the Members’ rights and obligations as equity holders in the German JV Entity shall mirror the governance arrangements and the Members’ rights and obligations in relation to the JV Entity to the maximum extent possible.

3.1.4.3 The Parties shall discuss in good faith to amend and restate the Transaction Agreements (and other agreements entered into or to be entered into in connection therewith) to reflect a joint operating model for the Phase 1 Pilot Line and the Phase 2 Gigafactory, in order to eliminate the “phase 1 / phase 2” structure currently contemplated.

3.2 Post-Phase 1 Payment Date. The Parties agree that, after the Phase 1 Payment Date:

(a) Phase 1 Pilot Line Activities. The Phase 1 Pilot Line activities will include [***].

(b) The Parties agree that [***].

(c) Phase 1 [***]. The [***].

(d) Supply of [***]. [***].

3.3 [***]. For the purposes of this Section 3, [***].

3.4 [***]. In the event that [***].

3.5 Negotiation of Procurement Contracts.

3.5.1 On or before the A Sample Validation, the Parties shall commence good faith negotiations of the Separator Procurement Contract and the Procurement Contracts. For the avoidance of doubt, neither the Separator Procurement Contract nor the Procurement Contracts shall contain additional development fees for the QS Battery Cells that are purchased by the JV Entity or VWGoA (or any of its Affiliates).

3.5.2 The terms of the Procurement Contracts shall reflect the following terms:

3.5.2.1 [***].

3.5.2.2 [***].

3.5.2.3 [***].

3.5.2.4 If: (a) ninety percent (90%) of the production capacity for the Phase 1 Pilot Line is not purchased by VWGoA [***].

3.6 Phase 1 Pilot Line Termination Date. The Parties agree that, unless the Members resolve otherwise, the JV Entity shall cease the operation of the Phase 1 Pilot Line upon: [***].

3.7 Effect of Phase 1 Pilot Line Termination.

3.7.1 Effective upon the Phase 1 Pilot Line Termination Date, the following shall apply if the Phase 1 Pilot Line is not located in Germany:

3.7.1.1 Within thirty (30) Business Days of the Phase 1 Pilot Line Termination Date, the JV Entity shall provide [***] (the “Phase 1 Assets”). [***] shall have the right (but not the obligation) to purchase or assume any or all of the Phase 1 Assets (including the leasehold facility for the Phase 1 Pilot Line) and shall notify the JV Entity within forty-five (45) days of receipt of the list of Phase 1 Assets which assets, if any, it is interested in purchasing or assuming (“QS Purchased Assets”); provided, however, that: (i) the JV Entity shall cooperate [***] in verifying the details of the Phase 1 Assets; and (ii) [***] release, or procure a release, in respect of any credit support provided by [***] or its Affiliates for such assets prior to purchasing such assets. At the end of such 45-day period (“Asset Purchase Date”), the JV Entity shall determine if there are any Phase 1 Assets that [***] has not elected to purchase (the “Remaining Assets”).

3.7.1.2 If there are any Remaining Assets, then [***], within thirty (30) Business Days after the Asset Purchase Date is reached, that it wishes to purchase and acquire from the JV Entity any part(s) of the Remaining Assets, for their respective value (each such asset in relation to which the VW Member has duly notified the QS Member of its wish to purchase and acquire from the JV Entity for [***], a “Selected Asset”).

3.7.1.3 All parts of the Remaining Assets which are not Selected Assets shall be sold and transferred by the JV Entity without undue delay at the best terms available at the time to such purchaser that is offering such best terms, which purchaser may also be a Member or any Affiliate or Representative thereof or any Representative of any Affiliate thereof.

3.7.2 Effective upon the Phase 1 Pilot Line Termination Date, the following shall apply if the Phase 1 Pilot Line is located in Germany:

3.7.2.1 Within thirty (30) Business Days from the Phase 1 Pilot Termination Date, the German JV Entity shall [***] (the “Relevant Assets”).

3.7.2.2 After the lapse of the 30 Business Day Period of Section 3.7.2.1, the provisions of Sections 3.7.1.1 through 3.7.1.3 shall apply mutatis mutandis, provided that:

(A)

with respect to the provisions of Section 3.7.1.1 (i) the definition of Phase 1 Assets shall exclude all Relevant Assets, (ii) the time period for the delivery of the list of Phase 1 Assets (excluding Relevant Assets) shall be five (5) Business Days after the lapse of the 30 Business Day period pursuant to Section 3.7.2.1, and (iii) the right to purchase or assume any or all of the Phase 1 Assets shall be exercised by VW Member, and, correspondingly, the German JV Entity shall be obligated to cooperate with VW Member in verifying the details of the assets to be purchased or assumed, and VW Member shall release or procure the release of any credit support by QS for such assets;

(B)	with respect to the provisions of Section 3.7.1.2, the right to purchase any of the Remaining Assets shall be exercised by QS; and

(C)

with respect to any assets of the JV Entity that are not identified as Relevant Assets by the JV Entity or selected for purchase by either VW Member or QS pursuant to the provisions of clauses (A) and (B) above, the provisions of Section 3.7.1.3 shall apply mutatis mutandis.

3.7.3 For the avoidance of doubt, the provisions of this Section 3.7 shall only apply to the Phase 1 Assets and this Agreement, but not to the JV Entity as such (which shall not be dissolved and liquidated upon any of the aforementioned events, unless: (x) the Members so resolve; or (y) in accordance with any other provision of this Agreement or applicable mandatory law).

4. Phase 2 Business Activities of the JV Entity.

4.1 Negotiation of Phase 2 Gigafactory. The Parties shall commence negotiations for the terms and conditions of the Phase 2 Gigafactory as soon as reasonably practicable after the [***]. These negotiations will include agreement on the following items for the Phase 2 Gigafactory : [***] (either, the “Phase 2 JV Entity”), [***] (collectively, the “Phase 2 Amendments”). The intention of the Parties is to complete the Phase 2 Amendments within three (3) months of [***]. The Parties will proceed with the investment in Phase 2 Gigafactory upon satisfaction of the following conditions precedent (hereafter referred to as the “Phase 2 Commitment”): [***]. The location of the Phase 2 Gigafactory will be in Germany (the exact location of which to be determined by the VW Member in its sole discretion, after consultation with QS and taking into account the location of the Phase 1 Pilot Line). QS with respect to its employees, and VW Member with respect to employees of VW AG or any of its Affiliates, shall use commercially reasonable efforts to ensure that individuals who were seconded to the JV Entity and serving in key functions related to the setup and operation of the Phase 1 Pilot Line will be assigned to work full-time on the planning, preparation, setup and operational ramp-up of the Phase 2 Gigafactory.

4.2 Separator Manufacturing Facility for Phase 2. The Parties agree to explore the option of including the Separator manufacturing as part of the Phase 2 Gigafactory such that the Separator manufacturing will be owned and operated by the Phase 2 JV Entity, or if that cannot be agreed, then for QS to co-locate its Separator manufacturing facilities with the Phase 2 Gigafactory by way of a Factory-in-Factory Approach. QS shall reasonably consult with VWGoA in determining the location of its Separator manufacturing facilities to avoid operational disruption and ease logistics to the maximum extent possible. The [***].

QS will provide sufficient Separators for the Phase 2 Gigafactory to fulfill its demand, consistent with the maximum capacity limits for such facility and appropriate provisions to address any failure by QS to deliver sufficient quality or quantity of Separators, each on the terms and conditions set forth in more detail in the Separator Procurement Contract.

4.3 License of Licensed Technology for Phase 2. Promptly following payment of the Phase 1 Capital Contributions, the Parties shall use reasonable best efforts to agree on the terms of the Phase 2 Amendments. The Parties agree that, as part of the negotiations of the Phase 2 Amendments, they may [***]. As part of the negotiations for the Phase 2 Amendments, the aggregate amount of VW Member’s Initial Capital Contributions, Pre-Phase 1 Additional Capital Contributions, Phase 1 Trigger Additional Payment (if any) and any Additional Capital Contributions (each as defined in the LLC Agreement) (collectively, the “VW Phase 1 Contribution”), will be credited as an offset to the license fee that the JV Entity pays for the Phase 2 License. If the Phase 1 Capital Contributions have occurred, but the Parties are not successful in agreeing upon all of the Phase 2 Amendments and, [***].

4.4 [***].

4.5 Solely for the purposes of Section 4.3, “Manufacturing Facility” shall mean an Automotive Battery Cell manufacturing facility established anywhere in the world designed to produce a minimum of [***]. For the purposes of Section 4.3 and Section 4.4, in addition to giving the Phase 2 JV Entity, VWGoA or its Affiliate (as applicable) the right to [***], the Phase 2 JV Entity, VWGoA or its Affiliate (as applicable) shall receive a credit for the VW Phase 1 Contribution; provided however, that the Phase 2 JV Entity, VWGoA and its Affiliates shall only receive such credit once.

4.6 Objective of Phase 2 Gigafactory. The objective of the Phase 2 Gigafactory is a build-up and operation of a gigafactory size manufacturing facility in Germany oriented towards VW AG and its Affiliates’ demand. The Parties intend that the QS Battery Cells will be competitive in cost, energy, power performance, cycle life and temperature range at time of production, as set forth in the Phase 2 Amendments, and VW shall purchase the output of series production QS Battery Cells from Phase 2 (which output is to be determined) at agreed prices set forth in the Phase 2 Amendments. The goal of the Phase 2 Gigafactory is to produce QS Battery Cells that have a combination of performance and price that is superior to lithium ion battery cells.

4.7 Ownership of the Phase 2 JV Entity. Either Member of the Phase 2 JV Entity may [***].

5. Intellectual Property.

5.1 [***]. All [***] shall belong to and be owned by the Party that originated such IP, and all [***] shall belong to the Party that owns the [***] (as applicable). No license is or shall be granted for any [***], unless otherwise agreed by the Parties.

5.2 [***]. All [***] created by the JV Entity or any Phase 2 JV Entity shall belong to and be owned by QS, or shall be obligated to be assigned, and is hereby assigned, to QS, and QS shall be free to utilize such [***] without any restrictions, including licensing third parties the right to use the [***], and shall not have any obligation to pay any royalties for the use thereof. Effective upon the Phase 1 Payment Date, the [***] shall be licensed to the JV Entity pursuant to [***].

5.3 [***]. All [***] shall belong to and be owned by the JV Entity (or, if applicable, the Phase 2 JV Entity), or shall be obligated to be assigned, and is hereby assigned, to the JV Entity, and the JV Entity (or, if applicable, the Phase 2 JV Entity) shall be free to utilize such [***] without any restrictions, including licensing third parties the right to use the [***], and shall not have any obligation to pay any royalties for the use thereof. The [***] shall be licensed to VWGoA and its Affiliates and to QS pursuant to the [***] License Agreements.

5.4 [***]. All [***] shall belong to and be owned by the JV Entity, or shall be obligated to be assigned, and is hereby assigned, to the JV Entity, and the JV Entity shall be free to utilize such [***] without any restrictions, including licensing third parties the right to use the [***], and shall not have any obligation to pay any royalties for the use thereof. For all Other IP owned by the JV Entity which the JV Entity has not assigned and is not obligated to assign to VWGoA, its Affiliates or to QS, the JV Entity hereby grants a non-exclusive, perpetual, irrevocable, royalty-free, worldwide, sub-licensable license to VWGoA, its Affiliates and to QS (the “[***]”), such [***] to run with the [***] and any assignee of such licensed [***] to be so informed. In the event that the JV Entity ceases to exist and: (a) QS or any of its Affiliates still was a member in the JV Entity when VW Member and all of its Affiliates which had been members in the JV Entity (if any) had ceased to be members in the JV Entity, QS shall be obliged to grant, and/or, if and to the extent QS does not own all [***], shall be obliged to procure that the owner of such [***] grants, the [***] to VWGoA and its Affiliates; or (b) VW Member or any of its Affiliates still was a member in the JV Entity when QS and all of its Affiliates which had been members in the JV Entity (if any) had ceased to be members in the JV Entity, VW Member shall be obliged to grant, and/or, if and to the extent VW Member does not own all [***], shall be obliged to procure that the owner of such [***] grants, the [***] to QS.

5.5 Third Party IP. The Parties agree to take reasonable steps to ensure that no third party IP is used by the JV Entity without an express right to use such IP, including the use of any Background Technology.

5.6 Survival. The rights referenced in this Section 5 shall remain unaffected by an exit of VW Member and all its Affiliates which had been members in the JV Entity (if any) or QS and all its Affiliates which had been members in the JV Entity (if any) from the JV Entity.

5.7 Duty to Inform. [***]. The JV Entity shall furnish reasonable documentation necessary to assess such [***], and shall provide QS and VWGoA, as applicable, with any reasonably requested information related thereto.

QS shall reasonably inform the JV Entity and VWGoA on a quarterly basis of [***] made, by QS (alone or in conjunction with any third parties) which is relevant to the activities of the JV Entity or the Phase 2 JV Entity (as applicable).

5.8 Improvements. QS shall own any Improvement to [***]. All such Improvements shall be deemed included in the Phase 1 License.

5.9 Prosecution of IP. QS shall have sole discretion, control and responsibility for the preparation, filing, prosecution and maintenance of the patent applications and patents for all [***]. QS shall keep JV Entity informed of all significant decisions relating to filing, prosecution, and maintenance of the patent applications and patents for [***] Improvements thereto, and JV Entity agrees to cooperate with and assist QS in connection with such activities, including: (A) ensuring that it can fully grant to QS the right, title, and interest in any Improvement to [***]; (B) informing QS of any invention disclosure constituting an Improvement to [***] within a reasonable time; and (C) if requested by QS, arranging the transfer of its Intellectual Property Rights in such inventions to QS in accordance with this Agreement. JV Entity shall have sole discretion, control and responsibility for the preparation, filing, prosecution and maintenance of the patent applications and patents for all [***] and Improvements thereto that it has not assigned or is not obligated to assign to VWGoA, its Affiliates, or to QS. JV Entity shall keep QS and VWGoA informed of all significant decisions relating to filing, prosecution, and maintenance of the patent applications and patents for such [***]or Improvements thereto.

5.10 Enforcement of Patent Rights. In the event that a Party becomes aware of any infringement of patent rights for the [***] any Improvements, by a third party, it promptly shall notify the other Parties. QS shall have the right, but not the obligation to institute, prosecute and control any action or proceeding with respect to infringement of any [***], using counsel of QS’s choice, including any declaratory judgment action arising from such infringement. JV Entity shall have the right, but not the obligation to institute, prosecute and control any action or proceeding with respect to infringement of any [***], using counsel of JV Entity’s choice, including any declaratory judgment action arising from such infringement. JV Entity and VWGoA shall use reasonable efforts to cooperate with QS, at QS’s expense, in pursuing or defending any action with respect to the [***], including, without limitation, joining as a party plaintiff and executing such documents as may be reasonably necessary. QS and VWGoA shall use reasonable efforts to cooperate with JV Entity, at JV Entity’s expense, in pursuing or defending any action with respect to the [***], including, without limitation, joining as a party plaintiff and executing such documents as may be reasonably necessary. QS shall be solely responsible for defense of any challenges to the validity of or reexamination of the [***], including inter partes review or other reexamination proceedings, including bearing the cost and expense thereof. JV Entity shall be solely responsible for defense of any challenges to the validity of or reexamination of the [***], including inter partes review or other reexamination proceedings, including bearing the cost and expense thereof.

5.11 Retention of Rights. Except as provided for in this Agreement or any of the Transaction Agreements, [***], together with any Improvements thereon.

5.12 Right to Use QS Trademarks and Trade Name. Commencing after the Phase 1 Trigger Date, VWGoA and its Affiliates shall have the right, in their sole discretion, to use and display QS trademarks related to the QS Battery Cells, and QS’s trade names, in connection with promoting to third parties their Automotive Vehicles having or that will have QS Battery Cells. Such right of VWGoA and its Affiliates shall be royalty-free, worldwide, non-exclusive and irrevocable for so long as Automotive Vehicles having QS Battery Cells are used or promoted. The use and display of such trademarks and trade names shall be subject to a reasonable right of inspection by QS to ensure that the use of such marks and trade names is consistent with the type of usage meeting QS’s standards. VWGoA and Affiliates agree not to alter or remove any QS trademarks or trade names displayed on any QS Battery Cells. Except as provided in this Agreement, nothing herein shall grant to VWGoA or its Affiliates any right, title or interest in the QS trademarks or trade names.

6. Seconded Employees.

6.1 Secondment. From time to time during the term of this Agreement and always subject to approval by the JV Entity, VW Member, its Affiliates and QS may each second Seconded Employees to the JV Entity for full time employment by the JV Entity. Each Seconded Employee shall remain an employee of its Home Company but may not represent or perform any duties on behalf of such Home Company during the term of the secondment. Each Seconded Employee, VW Member or its applicable Affiliate, or QS, as the case may be, and the JV Entity will enter into an individual secondment agreement to define the secondment to the JV Entity and impose confidentiality and assignment of inventions obligations on such Seconded Employee prior to the commencement of the Secondment Period for the applicable Seconded Employee.

VW Member, its applicable Affiliate or QS, as the case may be, may terminate the employment of any Seconded Employee, at any time upon reasonable prior written notice to the JV Entity. If the JV Entity has a concern with respect to the performance of any Seconded Employee, the JV Entity will notify VW Member, its applicable Affiliate or QS, as the case may be, in Writing, of such issue. If the JV Entity’s concern is not remedied to its reasonable satisfaction within a reasonable time, VW Member, its applicable Affiliate or QS, as the case may be, will take prompt action to remove such individual from the JV Entity, and he or she shall cease to be a Seconded Employee.

During the applicable Secondment Period, each Seconded Employee shall: (a) be managed by the JV Entity; (b) be subject to the employment rules and regulations of the JV Entity; (c) perform such duties and provide such services at such times and at such places as the JV Entity may from time to time reasonably require; and (d) act in accordance with and subject to the reasonable instructions of the JV Entity. Each Seconded Employee shall also remain subject to and be required to adhere to the employment rules and regulations of the respective Home Company, except to the extent such rules and regulations conflict with the rule or regulation of the JV Entity, or would have an adverse impact on the JV Entity’s business. The JV Entity shall have the right to assign Seconded Employees as it deems necessary for the operation of its business.

6.2 Compensation and Benefits; Reimbursement. With respect to each Seconded Employee:

(a) VW Member, its applicable Affiliate or QS, as the case may be, shall pay all amounts during the Secondment Period to such Seconded Employee that exceed the Secondment Costs for such Seconded Employee to the extent that such amounts are owed in accordance with the applicable Home Company’s rules, regulations and policies;

(b) paid time off (including vacation and holidays) that is owed to the Seconded Employee in excess of the rules, regulations and policies of the JV Entity, shall be provided to such Seconded Employee by VW Member, its applicable Affiliate or QS, as the case may be, in accordance with the applicable Home Company’s rules, regulations and policies; and

(c) the JV Entity shall reimburse VW Member, its applicable Affiliate or QS, as the case may be, only to the extent of the Secondment Costs. VW Member, its applicable Affiliate or QS, respectively, shall provide the JV Entity with an invoice for the Secondment Costs of all of their respective Seconded Employees within fifteen (15) calendar days after the end of each month, unless otherwise agreed by VW Member, its applicable Affiliate or QS, as the case may be, on the one hand, and the JV Entity, on the other hand. All invoices shall be accompanied by reasonable documentation describing such Secondment Costs in reasonable detail. The JV Entity shall reimburse VW Member, its applicable Affiliate or QS, as the case may be, by electronic payment or check of immediately available funds within fifteen (15) days of invoice date.

6.3 Inventions by Seconded Employees. All IP invented, created, authored, or developed by a Seconded Employee in connection with such Seconded Employee’s secondment to the JV Entity shall: (i) to the extent such IP constitutes Battery Cell IP, be deemed to be assigned to and owned by QS pursuant to Section 5 above; (ii) to the extent such IP constitutes Battery Module IP or Other IP and derives from or pertains to the Background Technology of VWGoA or any of its Affiliates, or of QS, as the case may be, be deemed to be assigned to and owned by VWGoA, its applicable Affiliate, or QS, as applicable, pursuant to Section 5 above; and (iii) constitutes Common IP or Other IP other than described in (ii), be deemed to be assigned to and owned by the JV Entity pursuant to Section 5 above.

6.4 Benefits Plans. During the term of this Agreement, VW Member, its applicable Affiliate or QS, as the case may be, shall cover their respective Seconded Employees under the terms and conditions of their respective benefits plans and arrangements. VW Member, its Affiliates and QS shall, in their respective sole discretion, have the right to maintain, administer, terminate or modify any benefit plans or arrangements that they sponsor from time to time, including those in which any Seconded Employees may participate.

Except as may be agreed by VW Member, any of its Affiliates or QS, as the case may be, on the one hand, and the JV Entity, on the other hand, from time to time, Seconded Employees shall be ineligible to participate in any employee benefit plan or arrangement sponsored by the JV Entity and shall sign an acknowledgment of this arrangement prior to the secondment.

6.5 Labor and Employment Matters. During the term of this Agreement, VW Member, its Affiliates or QS, as the case may be, shall provide their respective Seconded Employees with any legally required insurance. The JV Entity, on the one hand, and VW Member, its applicable Affiliate or QS, as the case may be, on the other hand, shall comply with all applicable laws relating to employment, wage and hour, overtime, discrimination, health and safety, and other laws relating to employment and labor with respect to Seconded Employees.

The JV Entity, VW Member or its applicable Affiliate, as the case may be, and QS shall promptly notify the other parties when the notifying party learn of: (a) a labor strike, walkout, slowdown, stoppage or other material dispute with respect to any Seconded Employee that is pending or threatened against the JV Entity, VW Member or its applicable Affiliate, as the case may be, or QS; or (b) the existence of any actual or threatened dispute, controversy or proceeding with respect to claims of any Seconded Employee related to allegations of unfair labor practices, discrimination or breach of contract by the JV Entity, VW Member or its applicable Affiliate, as the case may be, or QS, or other employment-related claims or complaints asserting alleged legal claims or violations.

The JV Entity, VW Member or its applicable Affiliate, as the case may be, and QS shall promptly notify the other parties of receipt by the notifying party from any governmental authority of any written warning, notice or order alleging any violation of any applicable laws concerning employment or employment practices or protection of health and safety of any Seconded Employee or any inquiry by a governmental authority reasonably suggesting such a potential violation.

6.6 Data Transfer and Retention. The Parties shall comply with all applicable data protection and data privacy laws relating to records transfer and retention in the respective country.

7. Confidentiality.

7.1 Duty to Hold in Confidence. Each Party will, and will cause the JV Entity to (such Party or the JV Entity, as applicable, the “Recipient”) preserve in strict confidence any confidential information, including trade secrets, disclosed to it by any other Party (“Disclosing Party”) under or in connection with this Agreement (“Confidential Information”). In preserving the Disclosing Party’s Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information, including trade secrets, of similar importance and will comply with all applicable laws, codes of conduct and other similar requirements and standards relating to privacy, security, and data protection (excluding, however, TISAX compliance with which shall be governed by a separate agreement between certain of the Parties and/or certain affiliates of the Parties). Any permitted reproduction of Disclosing Party’s Confidential Information shall contain all confidential or proprietary legends which appear on the original. Recipient shall immediately notify Disclosing Party in writing in the event it becomes aware of any loss or unauthorized disclosure or use of Confidential Information. The duty to hold Confidential Information shall expire five (5) years after disclosure to the Recipient, except that the duty to hold Confidential Information specifically designated as a trade secret by the Disclosing Party and made known to the Recipient as a trade secret by the Disclosing Party shall survive for as long as such Confidential Information qualifies as a trade secret under applicable federal, state and/or local law.

7.2 Marking of Know-How and Confidential Information. Each Disclosing Party shall make its reasonable best efforts to mark any Confidential Information disclosed to Recipient conspicuously with the label “Confidential Information” along with the Disclosing party’s name. The label shall be placed clearly on each page of each document, information or material which the Disclosing Party claims contains Confidential Information. Where electronic files and documents are disclosed in native electronic format, the file names shall include the term “Confidential Information.” For tangible things or media, the Disclosing Party shall affix the label “Confidential Information” on the exterior of any case or container in which the information or item is stored. In the case of oral or visual disclosures, the Disclosing Party shall indicate prior to disclosure whether they contain Confidential Information and shall confirm such indication in writing within thirty (30) days after disclosure.

7.3 Permitted Disclosures. Recipient shall permit access to Disclosing Party’s Confidential Information solely to its: (a) directors, officers, managers, employees, agents, representatives, advisors and/or contractors (each of the aforementioned a “Representative”); (b) Affiliates; and/or (c) Affiliates’ Representatives, who: (i) have a need to know such information; and (ii) are subject to confidentiality obligations at least as restrictive as those contained herein. Except as permitted in the exercise of the licenses and rights granted under this Agreement, Recipient shall not disclose or transfer any Confidential Information to any third party, without the specific prior written approval of Disclosing Party, except to the extent required by law or governmental or court order or stock exchange rule to be disclosed by Recipient, provided that Recipient, to the extent legally and practically feasible, gives Disclosing Party prompt written notice of such requirement prior to such disclosure and cooperates with Disclosing Party in the latter’s attempt, if any, to prevent such disclosure or in obtaining a protective or similar order with respect to the Confidential Information to be disclosed. Recipient shall use Disclosing Party’s Confidential Information disclosed hereunder solely for the purpose of fulfilling Recipient’s obligations and exercising Recipient’s rights under this Agreement.

7.4 Obligation to Return Confidential Information. Recipient acknowledges that Disclosing Party retains any ownership rights in all Confidential Information disclosed or made available to Recipient. Accordingly, upon any termination, cancellation or expiration of this Agreement, or upon Disclosing Party’s request for any reason (other than in violation of this Agreement), Recipient shall, within thirty (30) days, return to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information; provided, however, that Recipient shall be entitled to retain such originals and copies of Confidential Information of

Disclosing Party as Recipient shall reasonably conclude are necessary to Recipient’s use and exploitation, as permitted by this Agreement, of any rights or licenses retained by Recipient following such termination, cancellation, expiration or request. Nothing in this Agreement shall require the return, destruction or erasure of any Confidential Information to the extent that such Confidential Information is: (i) required by law or governmental or court order or stock exchange or internal compliance requirements to be kept by the Recipient; and/or (ii) stored in any permanent automatic electronic archiving or backup system where it is not reasonably practicable to delete the Confidential Information. For the avoidance of doubt, any Confidential Information not returned, destroyed or erased in accordance with this Section shall be continued to be treated as confidential in accordance with this Agreement.

7.5 No Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT THE DISCLOSING PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, STATUTORY OR IMPLIED, RELATING TO THE SUFFICIENCY OR ACCURACY OF THE CONFIDENTIAL INFORMATION DISCLOSED FOR ANY PURPOSE, NOR REGARDING INFRINGEMENT OF OTHERS’ INTELLECTUAL PROPERTY RIGHTS WHICH MAY ARISE FROM THE USE OF SUCH CONFIDENTIAL INFORMATION.

7.6 No Grant of Property Rights. Recipient recognizes and agrees that, except as expressly set forth in this Agreement, nothing in this Section shall be construed as granting any property rights, by license or otherwise, to any of Disclosing Party’s Confidential Information, or to any invention or any patent right that has issued or that may issue on such Confidential Information or to decompile or reverse engineer any of the Disclosing Party’s Confidential Information.

7.7 Confidentiality of Agreement. Each Party agrees that the terms and conditions of this Agreement and the Transaction Agreements shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement, or any of the Transaction Agreements, can be made by VWGoA or QS without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that each Party may disclose the mere existence of this Agreement without restriction and may disclose the terms and conditions of this Agreement: (i) as required by any court, administrative agency or other governmental body, including without limitation any filing or public disclosure that may be required under any federal or state securities law or regulation; (ii) as otherwise required by law or governmental or court order or stock exchange; (iii) in confidence, to legal counsel of the Parties and other professional advisors; (iv) in confidence, to accountants, banks, potential investors, financing sources, insurances and their respective advisors who would not reasonably be deemed to be potential customers or competitors of either Party; (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

8. Compliance.

8.1 Each of the Parties undertakes that, itself, its respective directors and personnel have not committed any violations of any applicable anti-corruption laws or anti-money laundering laws under all relevant jurisdictions including, inter alia, the U.S. Foreign Corrupt Practices Act (“Compliance Laws”).

8.2 Each of the Parties shall act to ensure that itself, any subcontractors, agents or other third parties engaged by it shall not violate any Compliance Laws in connection with the formation and establishment of the JV Entity including but not limited to the application and granting of any permits, approvals, licenses, concessions or preferential treatments for the JV Entity.

8.3 Each of the Parties shall use reasonable efforts to ensure that the JV Entity, the JV Entity’s Managers and Officers (each as defined in the LLC Agreement), other personnel and any third parties (including any other Persons assigned by the Parties) who are authorized to act in any way on the JV Entity’s behalf, shall not offer to pay, promise to pay, pay or authorize the payment of anything of value (either in the form of cash, property, gift, trip, employment or otherwise) to any Person in exchange for receiving improper benefits, obtaining or retaining business opportunities or competitive advantages.

8.4 Each Party shall take all appropriate action to cause the JV Entity to adopt such accounting standards and procedures as are necessary to ensure that the JV Entity shall make and keep books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the JV Entity, and maintain a system of internal accounting controls sufficient to provide reasonable assurances to the Parties that:

8.4.1 no off-the books accounts are maintained;

8.4.2 the integrity of financial statements is maintained;

8.4.3 transactions are executed in accordance with appropriate authorization of the Board (as defined in the LLC Agreement);

8.4.4 transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, and to maintain accountability for assets;

8.4.5 access to assets is permitted only in accordance with appropriate authorization of the Board (as defined in the LLC Agreement); and

8.4.6 the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.5 Within ninety (90) days after the earlier of: (i) the Phase 1 Payment Date; and (ii) any Pre-Phase 1 Additional Capital Contribution, the Parties shall use their best efforts to adopt and implement a Compliance Management System (“CMS”) and a Risk Management System/Internal Control System (“RMS/ICS”) for the JV Entity that appropriately address the risks faced by the JV Entity and/or any other Party and/or any Affiliate thereof.

8.6 After the establishment of the CMS, an Officer (as defined in the LLC Agreement) (other than the CEO, CFO, COO and CSO) to serve as “Chief Compliance Officer” shall be appointed by the Board (as defined in the LLC Agreement) in accordance with the applicable procedure set forth in the LLC Agreement and shall be responsible for the day-to-day operation and oversight of the CMS and RMS/ICS. The Chief Compliance Officer shall report to the Board (as defined in the LLC Agreement).

8.7 The Parties shall act to ensure that the JV Entity shall provide sufficient resources to the Chief Compliance Officer to perform his/her responsibilities.

8.8 The CMS and RMS/ICS shall be approved by the Board (as defined in the LLC Agreement). Each Party shall procure that the Managers and Officers (each as defined in the LLC Agreement) and other personnel appointed by it undertake to fully support the establishment and implementation of the CMS and RMS/ICS.

8.9 The CMS and RMS/ICS shall continually develop a culture of compliance and business ethics within the JV Entity and ensure compliance with the Compliance Laws. The JV Entity shall meet with the Members at least annually to demonstrate the effectiveness of the CMS and RMS/ICS. The CMS and RMS/ICS shall include but not be limited to the following:

8.9.1 standards of business conduct that convey the JV Entity’s compliance and ethics standards and culture of compliance;

8.9.2 a training and communication program that communicates periodically and in a practical manner the JV Entity’s compliance and business ethics standards and procedures, and other aspects of the CMS and RMS/ICS;

8.9.3 a reporting system for all Persons to report, or to seek guidance on, compliance, anti-bribery and corruption and ethics concerns, including a reporting hotline and a reporting email box to enable Persons to report any of such concerns anonymously;

8.9.4 a process of investigating all compliance, anti-bribery and corruption and ethics complaints and reports (including anonymous reports), and a process for taking appropriate corrective action and disciplinary action to prevent further similar misconduct (including making necessary improvements on the CMS and RMS/ICS);

8.9.5 a policy on conflicts of interests and process for disclosure and evaluation of such conflicts;

8.9.6 an anti-bribery and anti-corruption policy designed to prevent and detect bribery and corruption, maintaining complete and accurate books and records and instituting sufficient internal compliance controls, which policies must include the following:

8.9.6.1 prohibition of both public related bribery and commercial bribery;

8.9.6.2 prohibition of both giving/offering bribes and accepting/soliciting bribes;

8.9.6.3 prohibition of facilitation payments;

8.9.6.4 controls and approval procedures for the expenses of gifts, travel, meals, entertainment, hospitality and promotion;

8.9.6.5 controls and approval procedures for sponsorship and donation;

8.9.6.6 controls designed to ensure accuracy and proper maintenance of financial statements and accounting records; and

8.9.6.7 anti-retaliation provisions.

8.9.7 a due diligence process to assess and evaluate all third parties with whom the JV Entity enters into any transaction (including, but not limited to, vendors and vehicle manufacturers), with a focus on third parties who are government officials or interacting on the JV Entity’s behalf with government officials; and

8.9.8 a periodic compliance risk assessment to identify compliance related risks and procedures to take appropriate steps to design and improve internal controls.

8.10 The Parties agree that the CMS and RMS/ICS shall be audited and certified by a reputable independent third party (the identity of which the Parties shall mutually agree) within six (6) months of the earlier of: (i) the Phase 1 Payment Date; and (ii) any Pre-Phase 1 Additional Capital Contribution.

8.11 After the Effective Date, each of VWGoA or QS upon notice to the other (before the incorporation of the JV Entity) or to the Board (as defined in the LLC Agreement) (after the incorporation of the JV Entity) may conduct an independent compliance check on the formation and operation of the JV Entity at its own expense. VWGoA may delegate such right to any of its controlled Affiliates. Such compliance check may not be requested more than once per any twelve-month period, unless a material deficiency is shown, in which event the compliance check may be requested more frequently. The non-requesting Parties shall cooperate with, and ensure that their respective Managers and Officers (each as defined in the LLC Agreement), other personnel appointed to the JV Entity and any other Persons assigned by the applicable Party who are authorized to act in any way on the JV Entity’s behalf, cooperate with, such compliance check.

8.12 In the event that any Party has reason to believe that the JV Entity or any of its Managers or Officers (each as defined in the LLC Agreement), other personnel or any third parties (including any other Persons assigned by any Party) who are authorized to act in any way on the JV Entity’s behalf, commit a breach of any provision of this Section 8, such Party shall immediately inform the other Parties of this information and the relevant evidence. The Parties shall ensure that the JV Entity and the Board (as defined in the LLC Agreement) follow the process mentioned in Section 8.9.4 to investigate the potential breach.

8.13 After the investigation, if the breach exists, the Parties shall ensure that the JV Entity and the Board (as defined in the LLC Agreement) follow Section 8.9.4 to take disciplinary action up to and including dismissal against the Person related to such breach and take corrective action.

8.14 In the event that a breach of any provision of this Section 8 is committed by either Party, to the extent the nature of the breach allows a remedy by the breaching Party, each of the non-breaching Parties grants the breaching Party the opportunity to remedy any breach within a reasonable remedy period of not less than thirty (30) days and not more than sixty (60) days. The breaching Party may request from the non-breaching Parties a reasonable extension of such remedy period if the breaching Party commenced the remediation of the breach without undue delay but is unable to remedy such breach within the original remedy period due to reasons which are not related to breaching Party.

8.15 To the extent the nature of the breach of any provision of this Section 8 by the breaching Party does not allow a remedy or such breach continues after the lapse of the period set forth in Section 8.14 above, the breaching Party shall indemnify and hold the non-breaching Parties harmless against any costs, expenses, liabilities or losses suffered or incurred.

9. General Provisions.

9.1 Change of Control of QS.

(a) [***]. In addition to any rights of [***] set forth in the LLC Agreement arising [***], in the event of [***] shall have the right (but not the obligation) to [***] to the JV Entity, QS or its Affiliate, as the case may be, within thirty (30) Business Days following the receipt by VWGoA of a Written Notice by QS that [***]. The Parties agree that they shall procure that a corresponding change of control clause is included in all such agreements for the purchase of Battery Cells.

(b) Additional Rights. In addition to any rights of VW Member set forth in the LLC Agreement arising from [***], QS shall notify VWGoA in Writing of the same and shall provide VWGoA with access to any due diligence materials or other information which is being provided to potential acquirers. If [***] shall immediately (and prior to accepting such offer) [***]; provided that in all cases, [***].

9.2 Term/Termination. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until the earlier to occur of: (a) a Member exercising a put or call right in accordance with Section 6.2 of the LLC Agreement; (b) the [***]; and (c) December, 31 2028; provided, however, that the provisions of Section 3.7 (Effect of Phase 1 Pilot Line Termination), Section 4.3 (License of Licensed Technology for Phase 2), Section 4.4, Section 5 (Intellectual Property), Section 7 (Confidentiality), Section 9.3 (Representations and Warranties), Section 9.8 (Applicable Law) and Section 9.9 (Dispute Resolution) shall survive the termination of this Agreement and/or any Party ceasing to be a party to this Agreement.

9.3 Representations and Warranties. Each Party represents and warrants to the other that, in respect of the Transaction Agreements to which it is or shall be a party: (i) it is authorized to enter into the Transaction Agreements; (ii) it has the right to carry out all of its respective obligations under the Transaction Agreements; (iii) each Transaction Agreement, when executed and delivered by it, shall constitute valid and legally binding obligations of such Party and be enforceable against such Party in accordance with its terms; (iv) it will not create a conflict with or breach the terms of any other agreement to which it is a party by executing or performing any of the Transaction Agreements; and (v) the execution, delivery and performance by the Party under the Transaction Agreements will not violate any statute, rule or regulation applicable to either, or any order, writ, judgment, injunction, or decree of any court, governmental, or regulatory authority, or arbitrator to which such Party is subject.

9.4 IT Landscape. The Parties will use reasonable efforts to ensure that the IT landscape of the JV Entity or Phase 2 JV Entity, as applicable, is appropriate and adequate to fulfil the requirements of VWGoA and its Affiliates.

9.5 Materials and Equipment. Raw materials (e.g. powders, foils, cases, etc.) will be purchased by the JV Entity from third party suppliers on terms agreed upon by the JV Entity. VWGoA (or its Affiliates) and QS will use commercially reasonable efforts to source materials and equipment for the JV Entity through their respective suppliers [***], which VWGoA (or its Affiliates) or QS will offer to the JV Entity on arms-length, favorable terms. The JV Entity shall be entitled (but not obligated) to purchase such materials and equipment from VWGoA (or its Affiliates) or QS on the terms offered by VWGoA (or its Affiliates) or QS.

9.6 Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication required or permitted under this Agreement must be in writing and shall be deemed duly given or made: (i) when personally delivered to the intended recipient (or an officer of the intended recipient); (ii) on the business day after the date sent when sent by nationally recognized overnight courier service (but only if sent for “next day” delivery); or (iii) five (5) days after it is sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) when sent by email, such notice shall be deemed to have been received: (A) on the Business Day so sent, if so sent prior to 4:00 p.m. (based upon the recipient’s time) of the Business Day so sent; and (B) on the Business Day following the day so sent, if so sent on a non-Business Day or on or after 4:00 p.m. (based upon the recipient’s time) of the Business Day so sent (unless actually received by the addressee on the day so sent)). Any Notification to be given hereunder by the JV Entity shall be given by any Manager or Officer. A Notification to the JV Entity must be addressed to the Board (as defined in the LLC Agreement) of the Company at its then principal place of business. Any Notification to be given hereunder to QS, VWGoA or VW Member shall be addressed to the applicable Party at the following address:

If to QS:

Attn: QuantumScape Corporation

1730 Technology Drive

San Jose, CA 95110

Attention: [***]

Email: [***]

If to VWGoA:

Volkswagen Group of America, Inc.

2200 Ferdinand Porsche Dr, Herndon, VA 20171, USA

Attention: [***]

Email: [***]

and

Volkswagen Aktiengesellschaft

Brieffach 011/1233/2

38436 Wolfsburg, Germany

Attention: [***]

Email: [***]

If to VW Member:

Volkswagen Group of America Investments, LLC

2200 Ferdinand Porsche Dr, Herndon, VA 20171, USA

Attention: [***]

Email: [***]

and

Volkswagen Aktiengesellschaft

Brieffach 011/1233/2

38436 Wolfsburg, Germany

Attention: [***]

Email: [***]

Any Party may designate, by Notification to all of the others, substitute addresses or addressees for Notifications; and, thereafter, Notifications are to be directed to those substitute addresses or addressees.

9.7 Specific Performance. The Parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy such injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any Party who may be injured shall be entitled to seek (in addition to any other remedies which may be available to that Party) one or more preliminary or permanent orders: (i) restraining and enjoining any act which would constitute a breach; or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach without the necessity of posting a bond.

9.8 Entire Agreement; Amendment; Waiver. This Agreement, together with the other Transaction Agreements, constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes any and all prior agreements, understandings, negotiations, and discussions of the Parties, whether oral or written. No amendment or modification of this Agreement shall be binding unless approved in Writing by the Parties. No waiver of any provision of this Agreement shall be binding unless it is approved in Writing by all Parties for whose benefit such provision was intended. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided in Writing.

9.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of laws, rules or principles.

9.10 Dispute Resolution.

(a) Negotiation of Disputes. Subject to Section 9.7, the Parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement or any Transaction Agreement. Any Party may initiate negotiations by providing written notice to the other Party, setting forth the subject of the dispute. The recipient of such notice will respond in Writing within twenty (20) days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party that is a party to such dispute with full settlement authority will meet at a mutually agreeable time and place within thirty (30) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. Subject to Section 9.7, if the dispute is not resolved by these negotiations within sixty (60) days of the initial written notice, then the matter will be resolved pursuant to Section 9.10(b).

(b) Arbitration. The Parties agree that subject to Section 9.7, all disputes, claims or controversies arising out of or relating to this Agreement, or any of the Transaction Agreements, which are not resolved pursuant to Section 9.10(a), shall be determined by arbitration in Washington D.C. before a sole arbitrator, in accordance with the laws of the State of California (except that any disputes, claims or controversies arising out of or relating to the LLC Agreement shall be determined in accordance with the laws of the State of Delaware) for agreements made in and to be performed in that State. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. The arbitrator will be authorized to apportion its fees and expenses and the reasonable attorney’s fees and expenses of the Parties, as the arbitrator deems appropriate. The Parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement or the Transaction Agreements, and that this clause shall be grounds for dismissal of any court action commenced with respect to this Agreement or the Transaction Agreements, other than actions to compel to arbitration, post-arbitration actions seeking to enforce an arbitration award and actions seeking equitable, injunctive or other similar relief in accordance with Section 9.7.

9.11 Word Meanings; Headings. In this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa unless the context otherwise requires. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

9.12 Binding Effect; Inconsistencies with any Transaction Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. Inconsistencies between the terms and conditions of this Agreement and the terms of any Transaction Agreement shall be resolved in accordance with the terms and conditions of the applicable Transaction Agreement.

9.13 No Third-Party Rights. This Agreement will bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, no rights or obligations of a Party will be assignable and any purported assignments not so permitted will be void ab initio. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assign pursuant to this Section 9.13.

9.14 Interpretation. No provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any Party by reason of any Party having or being deemed to have structured or drafted such provision.

9.15 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement will not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof will be declared invalid or unenforceable, the remaining provisions will remain in full force and effect and will be construed in the broadest possible manner to effectuate the purposes hereof. The Parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

9.16 Counterparts. This Agreement may be executed in Writing in two or more counterparts, each of which shall be binding as of the date first written above, and each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

9.17 Counsel. Each Party represents and agrees with each other that such Party has been represented by or has had the opportunity to be represented by independent counsel of such Party’s own choosing, and that such Party has had the full right and opportunity to consult with such Party’s respective attorney(s), that to the extent, if any, that such Party desired, such Party availed itself of this right and opportunity, that such Party or such Party’s authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such Party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that such Party or such Party’s authorized officer (as the case may be) is competent to execute this Agreement free from coercion, duress or undue influence.

9.18 Expenses. Each Party will be responsible for their own fees, costs and expenses related to the negotiation and execution of this Agreement and the Transaction Agreements.

9.19 Publicity. Each Party agrees that they shall not issue any public statement pertaining to transactions contemplated by this Agreement, or any of the Transaction Agreements, or any other planned undertaking hereunder or thereunder, without the consent of the respective other Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Venture Agreement as of the date first set forth above.

VOLKSWAGEN GROUP OF AMERICA, INC.

By:	/s/ Kevin Duke
Name: Kevin Duke
Title: Secretary

[Signature page to Joint Venture Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Venture Agreement as of the date first set forth above.

VOLKSWAGEN GROUP OF AMERICA INVESTMENTS, LLC

By:	/s/ Kevin Duke
Name: Kevin Duke
Title: VP & Secretary

[Signature page to Joint Venture Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Venture Agreement as of the date first set forth above.

QUANTUMSCAPE CORPORATION

By:	/s/ Jagdeep Singh
Name: Jagdeep Singh
Title: Chief Executive Officer

[Signature page to Joint Venture Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Venture Agreement as of the date first set forth above.

QSV OPERATIONS LLC

By:	/s/ Michael McCarthy
Name: Michael McCarthy
Title: Manager

[Signature page to Joint Venture Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Venture Agreement as of the date first set forth above.

QSV OPERATIONS LLC

By:	/s/ Jens Wiese
Name: Jens Wiese
Title: Manager

[Signature page to Joint Venture Agreement]

Exhibit 1

[***]

Exhibit 2

Common IP License Agreements

See attached

Exhibit 3

LLC Agreement

See attached

Exhibit 4

Phase 1 License Agreement

See attached

Exhibit 5

[***]

See attached

Exhibit 6

Illustrative Calculation of [***]

See attached